UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2007

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2007, The Allied Defense Group, Inc. (the "Company") closed the first phase of the financing reported on its Form 8-K filed on June 20, 2007.

The Company has exchanged the $30 million of senior subordinated convertible notes issued in March, 2006, for 1,288,000 shares of it common stock and approximately $27.2 million of senior secured convertible notes. The Company has also sold an aggregate principal amount of $5 million of additional senior secured convertible notes. Under the terms of the agreement, the convertible note investors have agreed to release the Company of all alleged defaults and penalties under the March 2006 convertible note agreement.

This transaction is described in greater detail in the Form 8-K filed on June 20, 2007, which Form 8-K includes the full text of the principal financing agreements.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.03 above is incorporated herein by reference. The 1,288,000 shares of common stock issued by the Company have been issued pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because statements iclude risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

June 27, 2007	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President